Exhibit 4(c)

TRUST AGREEMENT

OF

MERRILL LYNCH CAPITAL TRUST I

THIS TRUST AGREEMENT, dated as of December 5, 2006, is being made among Merrill Lynch & Co., Inc., a Delaware corporation, as sponsor (the “Sponsor”), The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the “Delaware Trustee”), and Marlene Debel, as administrative trustee (the “Initial Administrative Trustee” and together, with all other persons or entities appointed as administrative trustees pursuant to this Trust Agreement, the “Administrative Trustees” and individually, the “Administrative “Trustee”) for the purpose of forming a statutory trust pursuant to the Statutory Trust Act referred to below. The Administrative Trustees and the Delaware Trustee are collectively referred to herein as the “Trustees.” The Sponsor and the Trustees hereby agree as follows:

1. The trust created hereby (the “Trust”) shall be known as “Merrill Lynch Capital Trust I”, in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §§ 3801 et seq. (the “Statutory Trust Act”), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the Office of the Secretary of State of the State of Delaware in accordance with the provisions of the Statutory Trust Act. The Trust is hereby established by the Sponsor and the Trustees for the purposes of (i) issuing and selling Trust capital securities (the “Capital Securities”) representing undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in debt securities of the Sponsor or its affiliates, (ii) issuing and selling Trust common securities (the “Common Securities” and, together with the Capital Securities, the “Trust Securities”) representing undivided beneficial interests in the assets of the Trust to the Sponsor in exchange for cash and investing the proceeds thereof in additional debt securities of the Sponsor or its affiliates and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

3. Concurrent with the first issuance of any Trust Securities by the Trust, the Sponsor and the Trustees intend to enter into an amended and restated trust agreement, satisfactory to each such party and substantially in the form to be included as an exhibit to the Post Effective Amendment referred to below to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and the Common Securities referred to therein. Prior to the execution and delivery of such amended and restated trust agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain, prior to such execution and delivery, any licenses, consents or approvals required by applicable law or otherwise.

4. The Sponsor, as the sponsor of the Trust, is hereby authorized (i) to prepare and file with the Securities and Exchange Commission (the “Commission”) and execute, in each case on behalf of the Trust, (a) Post Effective Amendment No. 1 (the “Post Effective Amendment”) to Registration Statement No. 333-132911 (the “1933 Act Registration Statement”), including any further post-effective amendments to such 1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration of the Capital Securities under the Securities Act, (b) a Registration Statement and any and all amendments thereto filed pursuant to Rule 462(b) under the Securities Act relating to the Capital Securities (the “Rule 462(b) Registration Statement”) and (c) a Registration Statement on Form 8-A (the “1934 Act Registration Statement”) (including any pre-effective or post-effective amendments thereto) relating to the registration of the Capital Securities under Section 12(b) of the Securities Exchange Act of 1934, as amended from time to time; (ii) to prepare and file with the New York Stock Exchange and execute a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Capital Securities to be listed on the New York Stock Exchange; (iii) to prepare and file and execute, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Capital Securities under the securities or “blue sky” laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities; and (v) to negotiate the terms of, and execute on behalf of the Trust, an underwriting agreement among the Trust, the Sponsor and any underwriter, dealer or agent relating to the Capital Securities, substantially in the form to be included as an exhibit to, or incorporated by reference in, the 1933 Act Registration Statement. It is hereby acknowledged and agreed that in connection with any execution, filing or document referred to in clauses (i)-(v), (A) any Administrative Trustee (or her or his attorneys-in-fact and agents) and/or the Sponsor, each acting individually, is authorized on behalf of the Trust to file and execute such document on behalf of the Trust and (B) the Delaware Trustee shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission or the New York Stock Exchange or state securities or blue sky laws, and in such case only to the extent so required. In connection with all of the foregoing, the Sponsor and each Administrative Trustee, solely in her or his capacity as Administrative Trustee of the Trust, hereby constitutes and appoints the Initial Administrative Trustee, his, her or its, as the case may be, true and lawful attorney-in-fact, and agent, with full power of substitution and resubstitution, for the Sponsor or such Administrative Trustee and in the Sponsor’s or such Administrative Trustee’s name, place and stead, in any and all capacities, to sign and file (i) the 1933 Act Registration Statement and the 1934 Act Registration Statement and any and all amendments (including post-effective amendments) or supplements thereto, with all exhibits thereto, and other documents in connection therewith, and (ii) the Rule 462(b) Registration Statement, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Administrative Trustee might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, shall do or cause to be done by virtue hereof.

5. This Trust Agreement may be executed in one or more counterparts.

6. The number of Trustees initially shall be two (2) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than two (2); and provided, further, however, that to the extent required by the Statutory Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity that has its principal place of business in the State of Delaware and meets any other requirements imposed by applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon thirty days prior notice to the Sponsor; provided, however, that the Delaware Trustee may resign immediately upon notice to the Sponsor if the Delaware Trustee is required to join in any filing or execute on behalf of the Trust any document pursuant to the provisions of paragraph 4 hereof and, upon giving such notice, the Delaware Trustee shall not be required to join in any such filing or execute on behalf of the Trust any such document; provided, further, however, that no resignation of the Delaware Trustee pursuant to the immediately preceding proviso shall be effective until a successor Delaware Trustee has been appointed and has accepted such appointment by instrument executed by such successor Delaware Trustee and delivered to the Trust, the Sponsor and the resigning Delaware Trustee.

7. To the fullest extent permitted by applicable law, the Sponsor agrees to indemnify (i) the Delaware Trustee, (ii) any affiliate of the Delaware Trustee, and (iii) any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Delaware Trustee (each of the persons or entities in (i) through (iii) being referred to as an “Indemnified Person”) for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this paragraph 7 shall survive the termination of this Trust Agreement. The Delaware Trustee shall not have any of the powers or duties of the Trustees set forth herein, except as required under the Statutory Trust Act. The Delaware Trustee shall be a Trustee of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Statutory Trust Act.

8. The Trust may terminate without issuing any Trust Securities at the election of the Sponsor.

9. This Trust Agreement shall be governed, and construed in accordance with, by the laws of the State of Delaware, without regard to conflict of laws principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

MERRILL LYNCH & CO., Inc., as Sponsor

By:	/s/ Allen G. Braithwaite III
Name:	Allen G. Braithwaite III
Title:	Assistant Treasurer

THE BANK OF NEW YORK (DELAWARE), as Delaware Trustee

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

/s/ Marlene Debel
Marlene Debel
Administrative Trustee

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